EXHIBIT 99

EMC Insurance Group Inc. Declares 127th Consecutive Quarterly Cash Dividend

DES MOINES, Iowa (August 29, 2013) - EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”) today declared a quarterly cash dividend of $0.21 per share of common stock payable September 17, 2013 to shareholders of record as of September 10, 2013. This is the one hundred and twenty-seventh consecutive quarterly cash dividend declared since EMC Insurance Group Inc. became a publicly held company in February, 1982.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company's common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI's parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.